Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-66739) pertaining to the Savings Plan of Penwest Pharmaceuticals Co. of our report dated June 23, 2005, with respect to the financial statements and schedules of the Penwest Pharmaceuticals Co. Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2004.

Stamford, Connecticut	/s/ Ernst & Young LLP
June 28, 2005